Second SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of August 19, 2024, among GETAROUND, INC., a Delaware corporation (the “Company”), GETAROUND OPERATIONS LLC, a Delaware limited liability company, CONVEYANCE AUTO, LLC, a Delaware limited liability company, and HYRECAR LLC, a Delaware limited liability company (collectively, the “Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an indenture (the “Base Indenture”) dated as of December 8, 2022, providing for the issuance by the Company of an original aggregate principal amount of $175,000,000 of 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Notes”);

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered a first supplemental indenture dated as of September 8, 2023 (such supplemental indenture taken together with the Base Indenture, the “Indenture”);

WHEREAS, the Company agreed, pursuant to that certain subscription agreement dated September 8, 2023, by and between the Company and Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it, which funds, investors, entities or accounts include certain existing Holders, to effectuate an adjustment to the Conversion Rate to 4,000 shares of Common Stock per $1,000 principal amount of the Notes;

WHEREAS, pursuant to Section 8.02 of the Indenture, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note upon conversion thereof without the consent of each affected Holder;

WHEREAS, the Company has obtained the consent of (and the Trustee and the Collateral Agent have been directed by) Holders of the entire aggregate principal amount of the outstanding Notes to amend the Indenture as set forth herein; and

WHEREAS, pursuant to Sections 8.02 and 8.06 of the Base Indenture, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein and have been duly taken by the Company and the Guarantors.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.
Capitalized Terms. Capitalized definitional terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.
Amendments. Subject to Section 3 below:
(a)
The definition of “Conversion Rate” in Section 1.01 is hereby amended and restated in its entirety as follows:

“Conversion Rate” means (1) prior to August 19, 2024, 86.96 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to the definition of “Conversion Price”; and (2) on and after August 19, 2024, 4,000.00 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that (a) the

Conversion Rate is subject to adjustment pursuant to Article 5; and (b) whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

(b)
Section 5.05(A)(vi) is hereby amended and restated in its entirety as follows:

(vi) [Reserved.]

3.
Effectiveness and Operability. The Company represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Section 8.02 of the Indenture) have been satisfied in all respects. Pursuant to Sections 8.02 and 8.06 of the Indenture, the Holders of all of the aggregate principal amount of the Notes outstanding have authorized and directed the Trustee and the Collateral Agent to execute this Second Supplemental Indenture. The Company, the Guarantors, the Trustee and the Collateral Agent are on this date executing this Second Supplemental Indenture, which will become effective and operative on the date hereof.
4.
Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.
New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.
Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
7.
Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.
The Trustee and Collateral Agent. In carrying out the Trustee’s and the Collateral Agent’s responsibilities hereunder, each of the Trustee and the Collateral Agent shall have all of the rights, protections, indemnities and immunities which it possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors only, and neither the Trustee nor the Collateral Agent assumes any responsibility for their correctness. Neither the Trustee nor the Collateral Agent shall be responsible for and neither makes any representation as to (i) the validity or sufficiency of this Second Supplemental Indenture or of the Notes, (ii) the proper authorization hereof by the Company and the Guarantors by action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences of any amendment herein provided for.
9.
Enforceability. Each of the Company and the Guarantors hereby represents and warrants that this Second Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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S-2

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GETAROUND, INC.,

as Company

By: /s/ Spencer Jackson

Name: Spencer Jackson

Title: General Counsel and Secretary

GETAROUND OPERATIONS LLC,

as Guarantor

By: /s/ Spencer Jackson

Name: Spencer Jackson

Title: General Counsel and Secretary

CONVEYANCE AUTO, LLC,

as Guarantor

By: /s/ Spencer Jackson

Name: Spencer Jackson

Title: Manager

HYRECAR LLC,

as Guarantor

Sole Member, Getaround, Inc.

By: /s/ Spencer Jackson

Name: Spencer Jackson

Title: General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

By: /s/ Brandon Bentley/

Name: Brandon Bentley

Title: Vice President

[Signature Page to Second Supplemental Indenture]